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                                                                         EX-23.1


CONSENT OF ARTHUR ANDERSON LLP

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Intelligent Systems Corporation of our report dated March 23, 2001 with respect to consolidated financial statements of Intelligent Systems Corporation included in the Form 10-K of Intelligent Systems Corporation for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Arthur Andersen LLP


Atlanta, Georgia
March 27, 2001


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